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                                                                   EXHIBIT 10.17

             POINT RICHMOND R&D ASSOCIATES INDUSTRIAL GROSS LEASE


This Lease is made and entered into as of SEPTEMBER 12, 1996, between POINT RICHMOND R&D ASSOCIATES, a California General Partnership ("Landlord") and PIXAR, a California Corporation ("Tenant").

         1. DEFINITIONS. Words not defined in this paragraph or elsewhere in this Lease have their customary meanings. 1) The "Initial Term" is FOUR YEARS;
2) "Commencement Date" is FEBRUARY 7, 1997, the first day of the Initial Term;
3) "Base Monthly Rent" means, subject to adjustment, $53,469.15 per month ($1.55 PER SQUARE FOOT, INDUSTRIAL GROSS FOR THE BUILT OUT SPACE (AS DEFINED BELOW) OF 30,000 SQ.FT., AND $0.45/SQ.FT./MO. N,N,N FOR THE SHELL CARRY SPACE (AS DEFINED BELOW) OF 15,487 SQ.FT., payable in advance, without deduction, offset, prior notice or demand, on the first day of each Month of the Term; 4) "Premises" means the part of the Building leased to Tenant for exclusive use, consisting of approximately 45,487 square feet, commonly known as POINT RICHMOND TECH CENTER II BUILDING B, Richmond, California 94801, as delineated on Exhibit A); 5) "Building" means the structure in which the Premises are located; 6) "Property" includes the Building and land on which it stands; 7) "Agents" includes employees, agents, guests, invitees and, when applied to Tenant, subtenants, and assignees; 8) "DAY" and "Month" mean calendar day/month; 9) "Lease Year" means consecutive 12-month periods starting on the Commencement Date; 10) "Common Area" means parts of the Building not for exclusive use by tenants including halls, lobby, elevators, rest rooms, roof, exterior walls and structural components; 11) "Tax" means any form of assessment, license, fee, rent, tax, levy, penalty or tax imposed by any authority having direct or indirect taxing powers (including Improvement Districts) against Landlord's interest in the Property or personal property used in the operation of the Property and/or Landlord's business of renting the Property; 12) "Alteration" includes additions, deletions, modifications and changes including utility installations such as ducting, power panels, fluorescent fixtures, base heaters, conduit and wiring; 13) "Operating Expenses" are all customary and reasonable expenses for maintenance, servicing, management and repair of the Property and the Premises inclusive of taxes and insurance premiums, but excluding (a) any expense paid or incurred by Landlord relating to the design or construction of the Premises (including the Tenant improvements), the Building and the other improvements and appurtenances on the Property (including the correction of any defects); (b) depreciation; (c) any reserves; or (d) capital improvements; 14) "Base Year" is the calendar year in which Landlord delivers possession of the Premises to Tenant in accordance with the requirements set forth in Paragraph 19.12 of this Lease; 15) Tenant's "Pro Rata Share" is the total cost of an item multiplied by 100% [Landlord may, however, adjust Tenant's Pro Rata Share of specific Operating Expenses if Landlord reasonably determines that Tenant's usage warrants such adjustment]; 16) the "floor area of the Premises" is measured from the exterior surface of exterior walls and from the center of walls separating the Premises from adjacent premises or common areas; 17) The "floor area of the Building" is measured from the exterior surface of exterior walls including common and core areas; 18) "consent" and "approval" require reasonable conduct by the consenting/approving party; 19) "Regulation" includes all laws, statutes, regulations and requirements adopted by duly constituted public authorities now in force or hereafter adopted; 20) "Condemnation" includes taking by exercise of governmental power or the sale or transfer to any condemnor under threat of or during the pendency of proceedings for condemnation. 21) "BUILT OUT SPACE" IS THE PORTION OF THE PREMISES WHICH WILL BE FULLY BUILT OUT WITH THE TENANT IMPROVEMENTS (AS DEFINED IN PARAGRAPH 19.12 BELOW) PRIOR TO DELIVERY OF THE PREMISES TO TENANT; 22) "SHELL CARRY SPACE" IS THE PORTION OF THE PREMISES WHICH WILL BE COMPLETED TO WARM SHELL CONDITION (UNLESS TENANT EXERCISES ITS OPTION TO CONVERT THE SHELL CARRY SPACE AS PROVIDED in PARAGRAPH 3.1 BELOW) ONLY AND RENTED AT A REDUCED RATE FOR A SET PERIOD OF TIME.

         2. PREMISES. Landlord hereby leases to Tenant and Tenant shall have exclusive use of the Premises for the Initial Term.

         3. DELAY IN POSSESSION. If Landlord cannot deliver possession of the Premises to Tenant on the Commencement Date in accordance with the requirements set forth in Paragraph 19.12 of this Lease, such failure shall not affect the validity of this Lease, extend its Term, or render Landlord liable for any resulting damage, but Tenant shall not be obligated to pay rent or any other charge under this lease until Landlord tenders possession. If Landlord cannot deliver possession within 120 DAYS of the Commencement Date, Tenant
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may terminate this Lease on written notice to Landlord. In such event, Tenant shall no further recourse against Landlord respecting the Lease. However, in the event that Landlord is unable to deliver possession of the Premises to Tenant within ninety (90) days of the Commencement Date, Tenant shall be entitled to offset the amount of $833.00 per day against the rent due to Landlord from Tenant for those other Premises at Building A at 1001 West Cutting covered by that certain Lease between Landlord and Tenant dated April 1996, for each day past the ninetieth day after the Commencement Date that the Premises are not delivered to Tenant in completed condition. Notwithstanding any other provision of this Lease, Landlord shall have no obligation to pay any damages or adjustment to Tenant as a result of delays caused by matters outside of Landlord's control, including, without limitation, Tenant's conduct, acts of God, acts of war, inclement weather and/or labor strikes (including strikes affecting the supply of labor and/or materials).

                  3.1 OPTION TO CONVERT SHELL CARRY SPACE. TENANT SHALL HAVE THE RIGHT TO CONVERT THE SHELL CARRY SPACE INTO BUILT OUT SPACE FOR A PERIOD OF ONE YEAR FROM THE COMMENCEMENT DATE. TO CONVERT THE SHELL CARRY SPACE INTO BUILT OUT SPACE, TENANT SHALL DELIVER NOTICE TO LANDLORD NINETY DAYS IN ADVANCE OF THE START OF THE CONVERSION. TENANT AND LANDLORD WILL DEVELOP A SPACE PLAN AND WORKING DRAWINGS FOR THE CONVERSION OF THE SPACE. THE SPACE PLAN SHALL BE FOR A BUILT OUT SPACE OF SIMILAR STYLE AND COST TO THE INITIAL BUILD OUT. LANDLORD WILL BUILD THIS SPACE AS PER PARAGRAPH 19.12. IF TENANT DOES NOT DELIVER NOTICE TO LANDLORD FOR THE CONVERSION OF THE SHELL CARRY SPACE BY NOVEMBER 7, 1997, THEN THE LEASE WITH RESPECT TO THIS SPACE ONLY WILL TERMINATE ON FEBRUARY 7, 1998.

                  3.2. OPTIONS TO EXTEND TERM. Tenant is hereby granted three options to extend this Lease for an additional one year period, an additional two year period, and an additional three year period (the "Option Terms") pursuant to the provisions of this Lease and exercisable by written notice (the "Option Notice") delivered to Landlord at least 180 days before expiration of the Initial Term and each subsequent Option Term. References to "Term" in this Lease include the Initial Term and exercised Option Terms. At Landlord's option, Tenant's default at the time it delivers the Option Notice precludes the effectiveness of the notice and commencement of the Option Term.

        4. RENT. Tenant shall pay all rent due Landlord in United States dollars at the address set forth below or such other place as Landlord designates in writing. If Alterations increase the floor area of the Premises, Base Monthly Rent will increase proportionately. If the obligation to pay rent commences other than on the first day of a Month, the first payment shall also include rent from the date the obligation commences to the first day of the following month calculated per diem.

                  4.1. BASE MONTHLY RENT ADJUSTMENT. The Base Monthly Rent for the first six months of the Lease shall be $47,969.15. From month seven until the end of the Initial Term, or unless modified per paragraph 4.2, the Base Monthly Rent shall be $53,469.15.

                  4.2 CONVERSION OF SPACE BASE RENT ADJUSTMENTS. Upon the substantial completion of the additional tenant improvements to the Shell Carry Space per paragraphs 3.1 and 19.12, the base rent shall increase by $17,035.70. The Base Monthly Rent shall then be $70,504.85 Industrial Gross. If Tenant declines to convert the Shell Carry Space per paragraphs 3.1 and 19.12, then as of February 7, 1998, the rent shall adjust downward by $6,969.15 and the Base Monthly Rent shall be $46,500 Industrial Gross.

                  4.3. OPTION TERM RENT ADJUSTMENT. The Base Monthly Rent for the Option Terms will increase by the cumulative C.P.I. increase for the San Francisco Bay Area from the Commencement Date to the end of the Initial Term for the first Option Term, and from the commencement to the end of each subsequent Option Term. The increase will be no less than 3% per year nor greater than 5% per year. The term "C.P.I." shall mean the Consumer Price Index for All Urban Consumers (All Items) (Base Year 1982-1984 = 100) for the San Francisco-Oakland-San Jose CMSA published by the Bureau of Labor Statistics of the United States Department of Labor. The parties shall use the C.P.I. published most recently before beginning and ending measurement dates to determine each C.P.I. increase.

                  4.4. ADDITIONAL RENT. For each year during the Term that Operating Expenses for the Property exceed the Base Year Operating Expenses, Tenant shall pay to Landlord, in addition to the Base Monthly Rent and all other payments due under this Lease, an amount equal to Tenant's Pro Rata Share of the amount by which the actual Operating Expenses for that year exceed the Base Year Operating Expenses (the "Excess Operating

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Expenses"). It is the intent of the parties that Tenant shall pay to Landlord
Tenant's Pro Rata Share of increases in Operating Expenses for the Property over the amount of the Base Year Operating Expenses; provided, however, that in no event shall Tenant's Pro Rata Share of increases in Operating Expenses for any year exceed the amount paid by Tenant as Tenant's Pro Rata Share of increases in Operating Expenses for the proceeding year by more than five percent (5%). Tenant shall not be liable for any Increases over Base Year Operating Expenses that are for expenditures for capital improvements as defined under generally accepted accounting principles, or (b) any Tax increase due solely to the sale or other transfer of an interest in the Property or sale or other transfer of all the Property.

                  4.4.1. CALCULATION OF BASE YEAR OPERATING EXPENSES. Base Year Operating Expenses shall be determined as the actual Operating Expenses paid for the Property during the Base Year from and after the date (the "Operating Expenses Commencement Date") upon which the Premises (including the Tenant Improvements), the Building and the other improvements and appurtenances on the Property have been duly completed and exclusive possession of the Premises has been delivered to Tenant in the condition required under this Lease. If the period between the Operating Expenses Commencement Date and the last day of the Base Year is less than a full calendar year, Base Year Operating Expenses (other than Base Year Taxes) shall be determined by annualizing the actual Operating Expenses paid by the Landlord during the Base Year as follows: the actual Operating Expenses paid by Landlord during Base Year shall be multiplied by a fraction, the numerator of which shall be 365 and the denominator of which shall be the number of days between the first day of the Base year and the Operating Expenses Commencement Date, inclusive. In any event Base Year Taxes shall be the amount specified in the tax bill for the first full fiscal year after the Building (including the Premises and the Tenant Improvements) has been assessed as a fully completed and occupied building. Within three months following the last day of the Base Year or as soon thereafter as may be practical, Landlord shall prepare and deliver to Tenant a schedule of Base Year Operating Expenses. The said schedule will fix the amount of the Base Year Operating Expenses (other than Base Year Taxes) for all purposes under the provisions of this Lease. Should Tenant question the said schedule, Landlord shall provide Tenant with verification of the amounts set forth in the schedule. In the event Landlord, for any reason, neglects or fails to timely provide the required schedule of Base Year Operating Expenses to Tenant, such failure shall not be deemed a default under or breach of this Lease by Landlord for any purpose, neither shall it be deemed a waiver of any rights of Landlord to collect Tenants Pro Rata Share of Excess Operating Expenses, neither shall such failure by Landlord excuse Tenant from performance of any of Tenant's obligations under the provisions of this Lease. Within three (3) months following the last day of each year after the Base Year or as soon thereafter as may be practical, Landlord shall prepare and deliver to Tenant a schedule for the actual Operating Expenses paid by Landlord for such year. Should Tenant question said schedule, Landlord shall provide Tenant with verification of the amounts set forth in the schedule. In the event such schedule shows that the actual Operating Expenses paid by Landlord for such year exceed the Base Year Operating Expenses, Tenant shall pay to Landlord Tenant's Pro Rata Share of the amount of such increase (subject to the limitations specified in Paragraph 4.4 above) within thirty (30) days after receipt of the schedule of Operating Expenses for such year.

        4.5. SECURITY DEPOSIT/CLEANING CHARGE. Concurrent with its execution of this Lease, Tenant shall give Landlord as a security deposit the sum of $53,469.13 (the "Deposit") and a cleaning charge in the amount of $ N/A ("Cleaning Charge"). Landlord shall hold the Deposit as security for Tenant's faithful performance of all its obligations under this Lease and may, at its option, apply the Deposit to remedy defaults in the payment of any charge hereunder, to repair damages to the Property caused by Tenant, or to clean the Premises at the end of this Lease. If any portion of the Deposit is so applied, Tenant shall, within 10 Days after written demand therefor, deliver to Landlord funds sufficient to restore the Deposit to its original amount. Landlord shall not be required to keep the Deposit separate from its general funds. Tenant shall earn no interest on the Deposit. If Tenant fully performs under this Lease, Landlord shall return any unused portion of the Deposit to the last holder of Tenant's interest in this Lease upon Tenant's surrender of the Premises. On any transfer of Landlord's interest in the Lease, the Deposit will be transferred to Landlord's successor, and Landlord released from liability for the Deposit. The Cleaning Charge is not refundable and Landlord has no obligation to account for it.

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                  4.6. LATE CHARGES. Late payment of any sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, including, without limit, accounting charges and late charges which may be imposed on Landlord by the terms of loans secured by the Property. If Tenant fails to deliver to Landlord any monies due hereunder within 10 Days of the due date, Tenant shall pay to Landlord a late charge of 10% of the overdue amount which is agreed to be a reasonable estimate of the costs Landlord will incur by reason of the late payment, the exact amount of which will be difficult to determine. Acceptance of a late charge shall not constitute a waiver of the default or preclude
Landlord's exercise of other rights and remedies.

         5. TAXES. Landlord shall pay all Taxes assessed against Landlord's interest in the Property and personal property used in its operation. Tenant shall pay all Taxes assessed on Tenant's fixtures, improvements, furnishings, merchandise, equipment and personal property in and on the Premises. If Tenant fails to timely pay Taxes, Landlord may (but is not obligated to) pay the same at any time thereafter. On demand, Tenant shall repay Landlord amounts so paid with interest at the highest rate allowable by law.

         If Tenant desires to contest the validity or amount of any Tax applicable to the Premises, Tenant shall be entitled to do so and to defer payment of such Tax until final determination of such contest upon giving Landlord written notice thereof prior to commencing such contest and protecting Landlord on demand by obtaining a surety bond in the amount of 150% of the total amount of Taxes in dispute. The surety bond shall hold Landlord harmless from any damages or costs incurred in connection with the contest. Landlord shall, at Tenant's request, cooperate in all reasonable ways requested by Tenant in connection with the contest of Taxes, provided that Tenant pays all reasonable costs incurred by Landlord resulting from such cooperation.

         6.       INSURANCE.

                  6.1. LANDLORD'S INSURANCE. Landlord shall insure the Property (including the Premises and the Tenant Improvements) for 100% of its replacement value against loss or damage by those risks normally included by the insurance industry in the term "All Risk"; any recovery from such insurance shall belong to Landlord. Landlord shall maintain comprehensive general liability insurance insuring Landlord (and others named by Landlord, including Tenant) against liability for bodily injury, death and property damage on or about the Property, with combined single limit coverage of at least $2 million. Landlord shall furnish to Tenant prior to the commencement date, and at least thirty (30) days prior to the expiration date of any policy, certificates indicating that the insurance required of Landlord is in full force and effect, that Tenant has been named as an additional insured on the liability policy and that no such policy will be canceled unless thirty (30) days prior written notice has been given to Tenant. Each liability policy shall include a broad form liability endorsement and provide that Tenant as an additional insured may recover for any loss it suffers by reason of acts/omissions of Landlord and its agents. Except as Tenant may approve in writing before issuance of such policy, all policies which Landlord shall obtain hereunder shall be issued by companies with "AAA" rating by either Moody's Rating Service or Standard & Poor's Rating Service and general policy rating of at lease A in Best Insurance Guide's then most current issue.

                  6.2. TENANT'S INSURANCE. Tenant, at its sole expense, shall maintain: a) All Risk coverage insurance on all fixtures, furnishings, merchandise, equipment and personal property in the Premises; and b) for the benefit of Tenant, commercial general liability and property damage insurance against claims for bodily injury, death or property damage occurring in or about, and/or arising from Tenant's use of, the Premises, with combined single limit coverage of at least $2,000,000 (such insurance shall include, without limit, products liability, coverage for liability arising from consumption of any food or beverages sold from the premises (including coverage for liability from consumption or sale of alcoholic beverages). Such insurance coverage shall not limit Tenant's liability. Tenant shall furnish to Landlord prior to the Commencement Date, and at least 30 Days prior to the expiration date of any policy, certificates indicating that the insurance required of Tenant is in full force and effect, that Landlord has been named as an additional insured on the liability policy, and that no such policy will be canceled unless 30 Days' prior written notice has been given to Landlord. Each liability policy shall include a broad form liability endorsement and provide that Landlord as an additional insured may recover for any loss it suffers by reason of acts/omissions of Tenant and its Agents. Except as Landlord may approve in writing before issuance of such policy, all policies which Tenant shall obtain hereunder shall be issued by companies with "AAA" rating by either Moody's Rating Service

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or Standard & Poor's Rating Service and general policy rating of at least A in
Best Insurance Guide's then most current issue. Policies obtained by Tenant pursuant to this Lease shall be subject to Landlord's approval.

                  6.3. WAIVER OF SUBROGATION. Notwithstanding anything to the contrary herein, the parties hereby release each other and their respective officers, agents, employees and servants, from all claims for damages, loss, expense or injury to the Property (including the Premises), and/or to the furnishings and fixtures and equipment or inventory or other Property including the property of either Landlord or Tenant in, about or upon the Property, which is caused by or results from perils, events or happenings which are covered by insurance in force at the time of any such loss or by insurance required to be carried hereunder; provided, however, that such waiver shall be effective only to the extent permitted by the said insurance and to the extent such insurance coverage is not prejudiced thereby. Each party shall cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation in connection with any damage covered by such policy.

                  6.4. LANDLORD INDEMNIFICATION. Tenant will indemnity and save Landlord harmless from and against any and all claims, actions, damages, liability and expense relating to loss of life, personal injury and/or property damage arising from or out of any occurrence in, upon or at the Premises, or the occupancy or Tenant's use of the Property, occasioned wholly or in part by any acts or omissions of Tenant and its Agents. If Landlord becomes a party to such litigation commenced by or against Tenant, Tenant shall defend and hold Landlord harmless from all claims, liabilities, costs and expenses, and shall pay all costs, expenses and reasonable legal fees incurred by Landlord in connection with such litigation. If Tenant is made a party to litigation commenced by or against Landlord solely as a result of Landlord's acts or omissions, Landlord shall defend Tenant and indemnify Tenant against the costs of such litigation. As used herein, "litigation" includes arbitration. The provisions of this paragraph shall be deemed to apply only to those circumstances where there is a portion of a loss or claim not covered by existing insurance and then only to the extent that such loss or claim is not covered by insurance. This paragraph shall not preclude application of comparative negligence if the parties or their agents are both at fault.

                  6.5. TENANT INDEMNIFICATION. Landlord will indemnify and save Tenant harmless from and against any and all claims, actions, damages, liability and expense relating to loss of life, personal injury and/or property damage arising from or out of any occurrence in, upon or at the Premises, or the occupancy or Landlord's use of the Property, occasioned wholly or in part by any acts or omissions of Landlord and its Agents. If Tenant becomes a party to such litigation commenced by or against Landlord, Landlord shall defend and hold Tenant harmless from all claims, liabilities, costs and expenses, and shall pay all costs, expenses and reasonable legal fees incurred by Tenant in connection with such litigation. If Landlord is made a party to litigation commenced by or against Tenant solely as a result of Tenant's acts or omissions, Tenant shall defend Landlord and indemnify Landlord against the costs of such litigation. As used herein, "litigation" includes arbitration. The provisions of this paragraph shall be deemed to apply only to those circumstances where there is a portion of a loss or claim not covered by existing insurance and then only to the extent that such loss or claim is not covered by insurance. This paragraph shall not preclude application of comparative negligence if the parties or their agents are both at fault.

                  6.6. WORKER'S INSURANCE. Tenant shall keep in force for the Term and pay for worker's compensation and other insurance to comply with all applicable Regulations.

         7.       MAINTENANCE.

                  7.1. PREMISES. During the Term, Landlord shall maintain the Premises (including all interior walls, doors, doorways, lighting fixtures, plumbing fixtures, and all windows) and the Systems (as defined in Paragraph
7.4 below) in good order, condition and repair. Tenant waives the provisions of any law permitting Tenant to make repairs at Landlord's expense, including, without limitation, California Civil Code Sections 1941-1946. Tenant will supply its own janitorial services to the Premises.

                  7.2. COMMON AREAS. Landlord shall maintain the Common Area in reasonably good order and condition; however, damage caused by the acts/ omissions of Tenant and its Agents shall be repaired at Tenant's expense if not covered by the insurance Landlord is required to carry under this Lease. Landlord shall maintain all improvements and appurtenances (including the driveways, automobile parking area and all landscaping) upon the Property in good order and repair. Tenant shall notify Landlord in writing of


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required repairs to the Property; Landlord shall make necessary repairs in a reasonable time. Maintenance and repairs shall be completed in a good and workmanlike manner using such methods as Landlord deems appropriate in its sole discretion. Landlord shall make commercially reasonable efforts to perform maintenance and repairs with minimum interference with Tenant's business operations.

                  7.3. ALTERATIONS. Tenant shall make no Alteration to the Property without Landlord's prior written consent. Landlord may impose such conditions upon approval of an Alteration as Landlord may reasonably deem appropriate. Every Alteration shall be done under supervision of a licensed contractor and in accordance with plans and specifications furnished to and approved by Landlord prior to commencement of work. If an Alteration increases the floor area of the Premises, the Base Monthly Rent and Tenant's Pro Rata Share shall be increased in proportion to the resulting increase in the floor area of the Premises. Tenant shall give Landlord 7 Days' advance written notice prior to starting construction of each Alteration. Each Alteration shall remain in place and become the property of Landlord, unless, at the time of consent, Landlord required removal of the Alteration on Termination, in which case, Tenant shall remove such Alteration(s) and restore the Premises to their pre-Alteration condition at Termination.

                  7.4. SYSTEMS. The heating/air-conditioning ("HVAC"), plumbing and electrical systems (collectively "Systems") shall not be used for any purpose other than that for which they were constructed. Tenant shall pay for repairs resulting from the willful misconduct of Tenant and its Agents.

                  7.5. LIENS. Tenant shall keep the Property free from liens arising out of work performed, materials furnished or obligations incurred by Tenant. Tenant shall indemnify Landlord from all costs, liens and encumbrances from work performed or materials furnished by or at Tenant's direction. If Tenant fails to obtain removal of such lien within 20 Days following its imposition, Landlord shall have the right, but not the obligation, to obtain such release by such means as it may deem proper, including payment of the claim giving rise to such lien. On demand, Tenant shall reimburse Landlord for all such sums paid and expenses incurred by Landlord in connection therewith (including attorneys' fees and costs) together with interest at the highest rate allowable by law from the date Landlord makes such payment until the date of reimbursement.

         8. MANAGEMENT. The Wareham Property Group, Inc., an affiliate of Landlord, or another affiliated or unaffiliated third party, will manage the Property for a fee (which fee shall be competitive with the fees charged for property management services for properties comparable to the Property in Richmond, California).

         9. UTILITIES AND SERVICES.

                  9.1. PREMISES. Landlord will make available to the Premises HVAC and utilities for heating and lighting use at all times. Tenant will pay all utility costs directly. If utility services cannot be put directly into Tenant's name, then Tenant shall pay to Landlord as additional rent the estimated cost of supplying these utilities to the Premises, as reasonably determined by Landlord.

                  9.2. COMMON AREAS. Landlord shall arrange for Common Area utilities, landscaping, janitorial and, if Landlord deems it appropriate, security services. The costs thereby incurred by Landlord shall be included in Operating Expenses; and Tenant will pay its Pro Rata Share of any increases over Base Year Operating Expenses.

                  9.3. LIMITATION OF LIABILITY. Landlord shall not be in default under the provisions of this Lease or be liable for any damages directly or indirectly resulting from the following conditions: (1) the interruption of use of any equipment in connection with the furnishing of any of the services described in paragraphs 9.1 and 9.2 of this lease where such interruption is caused by accident or any condition or event beyond Landlord's reasonable control; (2) failure to furnish or delay in furnishing any services referred to in paragraphs 9.1 and 9.2 of this lease where failure or delay is caused by accident or any condition or event beyond Landlord's reasonable control; (3) the limitation, curtailment or rationing of, or restrictions on, use of water, electricity, gas or any other form of energy serving the premises. Landlord shall not be liable under any circumstances for a loss of or injury to property or business, however occurring, through or in connection with or incidental to failure to furnish any such services. Notwithstanding the foregoing provisions of this paragraph, in the event that utility service to the premises is unavailable for a period exceeding 15 consecutive days, then from and after the 16th consecutive day without utility service and until utility service is restarted, Tenant shall be entitled to an abatement of rent unless the disruption of the utility service results in whole, or in part, from the acts and/or

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omissions of Tenant (inclusive of Tenant's agents, servants, employees, guests, invitees, operatives and/or contractors) in which case there shall be no abatement of rent.

         10. USE OF PREMISES. This Lease is subject to all Regulations governing use of the Property. Tenant has not entered into this Lease relying on any representation by Landlord or its Agents as to suitability of the Premises for the conduct of Tenant's business. Tenant has made its own analysis of suitability of the Premises for its intended use. Tenant shall: 1) use the Premises for only general office and animation studios purposes and any other lawful use; 2) pay Landlord the full amount of any increased insurance premium resulting from Tenant's use of the Premises other than for general office and animation studios purposes; 3) at its sole expense, promptly comply with all Regulations and the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting Tenant's particular use of the Premises. Tenant shall not: 1) sell or permit to be kept, used or sold in or about the Premises any articles prohibited by a standard form policy of fire insurance; 2) do or permit anything to be done in or about the Property which will obstruct or interfere with rights of other occupants of the Property or injure or annoy them; 3) maintain or permit any nuisance in or about the Property; 4) commit or suffer to be committed any waste in or upon the Property; 5) conduct or allow any auction or similar sale upon the Property; 6) do or permit anything to be done in or about the Property which will violate any Regulation [the judgment of any court of competent jurisdiction or Tenant's admission in any action (whether or not Landlord is a party) that Tenant has violated a Regulation shall be conclusive of that fact between Landlord and Tenant]; 7) place a sign upon the Property; 8) do or permit anything to be done which will increase existing insurance premiums for the Property or cause cancellation of any policy covering any of the Property. However, Tenant shall not be required to comply with or cause the Premises to comply with any Regulations requiring the construction of improvements in the Premises unless the compliance with any of the foregoing is necessitated solely due to Tenant's particular use of the Premises.

         11. DEFAULTS AND REMEDIES.

                  11.1. DEFAULT OF TENANT. The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by
Tenant: (a) Tenant's failure to pay any rent or charges required to be paid by Tenant under this Lease within 5 days of Landlord's delivery of written notice to Tenant that said amounts are past due; (b) Tenant's abandonment or vacation of the demised premises; (c) Tenant's failure to promptly and fully perform any other covenant, condition or agreement contained in this Lease where such failure continues for 30 days after written notice from Landlord to Tenant of such default; (d) the levy of a writ of attachment or execution on this Lease or on any of the property of Tenant located in the premises; (e) the making by Tenant of a general assignment for the benefit of its creditors or of an arrangement, composition, extension or adjustment with its creditors; (f) the filing by or against Tenant of a petition for relief or other proceeding under federal bankruptcy laws or state or other insolvency laws, which petition is not removed or which action is not dismissed within 90 days of its filing, or the assumption by any court or administrative agency, or by a receiver, trustee or custodian appointed by either, of jurisdiction, custody or control of the premises or of Tenant or any substantial part of its assets or property; or (g) if the interest of Tenant under this Lease is held by a partnership or by more than one person or entity, the occurrence of any act or event described in parts
(e) or (f) above in respect of any partner of the partnership. Except as otherwise specified by this paragraph, in the event a nonmonetary default occurs which cannot reasonably be cured within the time period specified above and Tenant commences corrective action within said time period, Tenant shall not be in default or subject to penalty under this Lease so long as Tenant prosecutes such corrective action diligently and continuously to completion.

                  11.2. REMEDIES OF LANDLORD. In the event of Tenant's default hereunder, then in addition to any other rights or remedies Landlord may have under this Lease or under law, Landlord may elect either of the remedies set forth in Paragraphs 11.2.1 and 11.2.2 Notwithstanding any other provision of this Lease, the Lessor has the remedy described in California Civil Code Section 1951.4 (Lessor (Landlord) may continue lease in effect after Lessee's (Tenant's) breach and abandonment and recover rent as it becomes due, if Lessee (Tenant) has the right to sublet or assign, subject only to reasonable limitations).

         11.2.1. To immediately terminate this Lease and Tenant's right to possession of the premises by giving written notice to Tenant and to recover from Tenant an award of damages equal to the sum of (i) the worth at the time of award of the unpaid rental which had been earned at the time of termination, (ii) the worth at the time of award of the amount by which the unpaid rental which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant affirmatively proves could have been reasonably avoided, (iii) the worth at the time of award of the amount by which the unpaid rental for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant affirmatively proves could be reasonable avoided, (iv) any other amount necessary to compensate Landlord for all the detriment either proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, and (v) all such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time under applicable law; or

         11.2.2. To have this Lease continue to effect for so long as Landlord does not terminate this Lease and Tenant's right to possession of the premises, in which event Landlord shall have the right to enforce all of the rights and remedies provided by this Lease and by law, including the right to recover the rental and other charges payable by Tenant under this Lease as they become due.

         For purposes of this paragraph 11, the worth at the time of award of the amounts referred to in parts 11.2.1(i) and 11.2.2(ii) shall be computed by allowing interest at the highest rate allowable by law, and the worth at time of award of the amount referred to in part 11.2.2(iii) shall be computed by discounting such amount at the rate specified in California Civil Code Section 1951.2(b) or any successor statute. In such computations, the rent due hereunder shall include monthly rent plus the aggregate amount of all other rentals, charges and other amounts payable by Tenant hereunder.

         11.3 DEFAULT BY LANDLORD. Landlord will be in default if Landlord fails to perform any obligation required of Landlord (other than a delay in delivery of possession as provided for in paragraph 3.2 above) as soon as reasonably possible and in any event within 30 days after written notice by Tenant, specifying wherein Landlord has failed to perform such obligation; provided that if the nature of Landlord's obligation is such that more than 30 days are required for performance, then Landlord shall not be in default if Landlord commences performance within 30 day period and thereafter diligently prosecutes the same to completion. Except as expressly set forth in this Lease, Tenant shall not have any right whatsoever to terminate this Lease or to withhold, reduce or offset any amount against any payments of rents or charges due and payable under this Lease.

         12. TERMINATION. Upon expiration of the Term or early termination of this Lease (collectively "Termination"), Tenant shall deliver up and surrender to Landlord possession of the Premises in as good order and condition as when Tenant took possession excepting only ordinary wear and tear. Tenant's obligation with respect to the surrender of the Premises shall be fulfilled if Tenant surrenders possession of the Premises in the condition existing at the Commencement Date, ordinary wear and tear, casualties, condemnation, Hazardous Materials (other than those released or emitted by Tenant in or about the Premises), and alterations or other interior improvements which Landlord states in writing may be surrendered at the termination of the Lease, excepted. Upon Termination, Landlord may reenter the Premises and remove all persons and property therefrom. If Tenant fails to remove anything that is required or entitled to remove from the Premises on Termination, Landlord may remove the same and store or dispose of such item(s) in accordance with California Civil Code Section 1980-1991. Tenant shall pay to Landlord on demand all expenses incurred in such removal and storage. If the Premises are not surrendered at the end of the Term, Tenant shall indemnify Landlord against all losses resulting from Tenant's delay in surrendering the Premises. If Tenant remains in possession of the Premises after expiration of the Term and if Landlord and Tenant have not executed an express written agreement as to such holding over, then such occupancy shall be a tenancy from month to month at a Base Monthly Rent fixed at 125% of the Base Monthly Rent in effect immediately prior to such expiration, such payments to be made as herein provided. In the event of such holding over, all terms of this Lease including the obligation for payment of all charges owing hereunder shall remain in force and effect on said month to month basis. The voluntary or other surrender of this Lease by Tenant, if accepted by Landlord, or a mutual cancellation thereof, shall not work a merger, but shall, at the Landlord's option, terminate or operate as an assignment to Landlord of any or all subleases or subtenancies.

           13.      CONDEMNATION OF PREMISES.

                  13.1. TOTAL CONDEMNATION. If the entire Premises are taken by Condemnation during the Term, this Lease shall terminate on the date of transfer of possession and Tenant shall have no claim against Landlord for the value of the unexpired Term.

                  13.2. PARTIAL CONDEMNATION. If any portion of the Premises is taken by Condemnation during the Term, this Lease shall remain in full force and effect; except that if a partial taking leaves the Premises unsuitable for occupation, Tenant may terminate this Lease effective on the date transfer of possession is required unless Landlord makes other comparable arrangements for Tenant's space. Landlord and Tenant shall each have the right to terminate this Lease effective on the date transfer of possession is required in the event of Condemnation of more than 25% of the floor area of the Premises. The parties may exercise their respective rights to terminate this Lease by serving written notice to the other within 30 Days of their receipt of notice of condemnation, except that Tenant's notice shall be ineffective if Landlord serves notice upon Tenant of Landlord's election to provide alternate space equivalent to that condemned within 10 Days of Tenant's delivery of notice to Landlord pursuant to this paragraph. Tenant shall have the right of approval of replacement space. All rent and other obligations of Tenant under this Lease shall be paid to the date of Termination; Tenant shall have no claim against Landlord for any unexpired portion of the Term. If this Lease is not canceled after a partial taking, Base Monthly Rent and Tenant's Pro Rata Share shall be adjusted to reflect the net change in the floor area of the Premises. Tenant waives California Code of Civil Procedure Section 1265.130.

                  13.3. AWARD TO TENANT In the event of Condemnation, Tenant may claim from the condemnor such compensation as Tenant may separately recover for moving costs, loss of business, fixtures or equipment belonging to Tenant and the value of Tenant's leasehold interest hereunder. Tenant shall have no other right to recover from Landlord or the condemnor for any additional claims arising out of such taking.

         14. LANDLORD'S ENTRY. Landlord and its Agents may enter the Premises at all reasonable times to: inspect the Premises; make repairs or Alterations; post "To Lease" signs during the last 120 Days of the Term; show the Premises during the last 120 days of the Term; and/or to post notices of nonresponsibility. Landlord shall have such right of entry without any rebate of rent to Tenant for any loss of occupancy or quiet enjoyment of the Premises. Landlord shall provide 24 hours' notice of intended entry except under circumstances Landlord reasonably deems an emergency. In making repairs or Alterations, Landlord shall use reasonable efforts to minimize any interference with or interruption of Tenant's business operation in the Premises.

         15. LIMITATION OF LIABILITY AND INDEMNITY: This paragraph 15, inclusive of all subparagraphs, supersedes each and every other provision of this Lease.

                  15.1. Limitation of Landlord's Liability. Tenant will not hold Landlord liable for amounts exceeding insurance coverage maintained by Landlord under this Lease ("Existing Coverage") respecting any injury or damage, proximate or remote, occurring through or caused by any repairs or alterations to the Property, unless such injury or damage arises from Landlord's negligence, willful misconduct, or breach of this Lease ("Landlord's Acts"). Landlord shall not be liable in excess of Existing Coverage for any injury or damage occasioned by defective electric wiring, or the breaking, bursting, stoppage or leaking of any part of the plumbing, airconditioning, heating, fire control sprinkler systems or gas, sewer or steam pipes, unless such loss arises from Landlord's Acts.
                  15.2. Limitation on Enforcement of Remedies. Notwithstanding any other provision of this Lease, Tenant and its Agents shall, under all circumstances, be absolutely limited to Landlord's interest in the Property for satisfaction of Tenant and its Agents' remedies, or for the collection of a judgment (or other judicial process or arbitration award) requiring Landlord to pay money, as the result of any and all judgments, awards and/or orders against Landlord relating to or arising out of Tenant and its Agents' occupancy and use of the property and/or in the event of any default by Landlord hereunder, and no other property of Landlord or its partners or principals, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant and its Agents' remedies with respect to this Lease, the relationship of Landlord and Tenant hereunder, or the use and occupancy of the Property and the Premises by Tenant and its Agents. Tenant, on behalf of Tenant and its Agents, waives all right to collect or enforce any and all orders, awards and/or judgments against Landlord in excess of limitations imposed by this paragraph. Tenant shall require that each subtenant and each assignee of Tenant agree to be bound by the waiver set forth in this paragraph. Landlord's maximum exposure as set forth in this paragraph is cumulative and in the aggregate (as to all judgments, awards and orders against Landlord arising in connection with this Lease, the relationship of Landlord and Tenant, or the use and occupancy of the Property by Tenant and its Agents). Limits imposed by this paragraph include Landlord's duties of indemnity (express and/or implied). "Landlord" includes all persons and entities who now or hereafter own an interest in Landlord.

         16. ASSIGNMENT AND SUBLETTING. Tenant shall not directly or indirectly assign this Lease in whole or in part, or sublet any part or all of the Premises, or license the use of all or any part of the Premises, or business conducted thereon, or encumber or hypothecate this Lease, without first obtaining Landlord's written consent. The transfer of shares of stock, partnership interests or other ownership interests in Tenant resulting in a change in the effective control of Tenant, or any merger, consolidation or other reorganization of Tenant is an indirect assignment of Tenant's interest in this Lease. Tenant's request for consent to any assignment, sublease or other transfer shall be in writing and shall include the following: (a) the name and legal composition of the proposed transferee; (b) the nature of the proposed transferee's business to be carried on in the Premises; (c) the terms and provisions of the proposed assignment or sublease; and (d) such financial and other reasonable information as Landlord may request concerning the proposed transferee or concerning the proposed assignment or sublease. Any assignment, subletting, licensing, encumbering or hypothecating of this Lease without Landlord's prior written consent shall constitute a default. Landlord's consent to any assignment or sublease shall not constitute a waiver of the need for such consent to any subsequent assignment or sublease. Tenant may, without Landlord's prior written consent sublet the Premises or assign the Lease to (i) a subsidiary, affiliate, division or corporation controlling, controlled by or under common control with Tenant; (ii) A successor corporation related to Tenant by merger, consolidation, nonbankruptcy reorganization, or government action; or
(iii) A purchaser of substantially all of Tenant's assets located in the Premises. A sale or transfer of Tenant's capital stock shall not be deemed an assignment, subletting or any other transfer of the Lease or the Premises.

         Notwithstanding any assignment or subletting with Landlord's consent, Tenant shall remain fully liable on this Lease. Without limiting other reasons or circumstances, Landlord and Tenant agree that it is reasonable for Landlord to withhold consent if, in Landlord's reasonable judgment: (i) for a full assignment and transfer the financial strength of the proposed assignee is not commensurate with the obligations of the Lease; (ii) the proposed use would be incompatible with the use of the rest of the Property; or (iii) the proposed use would generate traffic and/or wear and tear materially in excess of Tenant's use. If Landlord consents to a sublease or assignment, Tenant shall pay Landlord's reasonable attorneys' fees incurred in connection with such consent. Tenant shall pay to Landlord 75% of all Excess Rent received by Tenant directly or indirectly in respect of an assignment of this Lease or sublease of the Premises. "Excess Rent" means, in the case of an assignment, all consideration and, in the case of a sublease, all consideration in excess of the rents and charges reserved under this Lease. However, Tenant shall not be required to pay Landlord any Excess Rent until Tenant has deducted therefrom the costs to Tenant to effectuate the assignment or sublease, including attorney's fees, leasing commissions and remodeling costs.

         17. DAMAGE OR DESTRUCTION. Each party may terminate this Lease if the Premises are damaged to an extent exceeding 50% of the then replacement cost of the Premises. Landlord may also terminate this Lease if the Premises or the Building are damaged by an uninsured peril to an extent exceeding 33% of the then replacement cost of the Premises. If a party elects Termination under this section, the terminating party shall deliver written notice to the non-terminating party within 30 Days of the occurrence of the damage. Tenant shall have 30 Days to vacate the Premises unless they are unsafe for occupancy, in which case, Tenant shall immediately vacate. Tenant waives Section 1932(2), and Section 1933(4) of the California Civil Code. If this Lease is not terminated pursuant to this paragraph, Landlord shall, as soon as reasonably possible and in any event within 90 Days of the occurrence of the damage, proceed to repair the Building, (including the Premises and the Tenant Improvements constructed by Landlord pursuant to Paragraph 19.12 of this Lease) in accordance with the Landlord's Plans and the Tenant Improvement Working

Drawings (as such terms are defined in Paragraph 19.12 below). Tenant shall be liable for repair and replacement of all fixtures, leasehold improvements, furnishings, merchandise, equipment and Tenant's personal property not covered by insurance. If Tenant is able to continue to conduct its business during the making of repairs, the Base Monthly Rent will be reduced in the proportion that the unusable part of the Premises bears to the whole during the repair period; and if Tenant is unable to continue to conduct its business during the making of repairs, the Base Monthly Rent will be abated in full during the repair period (which, for purposes of this Lease, shall mean the period beginning on the date of the damage or destruction and ending on the date that the repairs have been completed by Landlord and Landlord has delivered possession of the Premises to Tenant). Notwithstanding any other provision of this Lease, if the discounted present value of the Base Monthly Rent due for the remaining Term, using as the discount rate the prime commercial lending rate in effect at the Bank of America, NT&SA, as of the date of the damage is less than the cost of repairing the damage to the Premises, Landlord may terminate this Lease on 10 Days' written notice to Tenant.

         18. HAZARDOUS MATERIALS.

                  18.1. Tenant's Warranties. Tenant's obligations are:

                           18.1.1. RESTRICTIONS ON HAZARDOUS MATERIALS.
Hazardous Material (as defined below) shall not be brought upon, manufactured, generated, disposed of, handled, used, kept or stored (collectively "Handled" or "Handling") in, on, about or under the Property by Tenant and its Agents without Landlord's prior written consent.

                           18.1.2. APPLICABLE REGULATIONS. If any Hazardous
Material is Handled, in, on, about or under the Property by Tenant and its Agents, Tenant shall bear all responsibility for ensuring that such material shall be handled in compliance with all Environmental, Health and Safety Requirements regulating such Hazardous Material. Tenant shall procure, maintain in effect and comply with all conditions and requirements of any and all permits, licenses and other governmental and regulatory approvals or authorizations required by Environmental, Health or Safety Requirements relating to the Handling of Hazardous Material by Tenant. Tenant shall give Landlord copies of all such permits, licenses, or other regulatory approvals within 5 Days of receipt.

                           18.1.3. RESTORATION. If, as a result of handling of
Hazardous Materials by Tenant and its Agents, Hazardous Material in, on, about or under the Property or any adjoining property results in contamination of the Property or other property, Tenant, at its sole expense, shall promptly take all actions as are necessary to return the Property and/or the other affected property to the condition existing prior to such contamination ("Restoration"). Tenant shall not, however, undertake Restoration without first providing Landlord with written notice thereof and obtaining Landlord's approval. Tenant shall effect Restoration in compliance with all Environmental, Health and Safety Requirements. Tenant shall not enter into any settlement agreement, consent decree or compromise respecting any claims relating to Hazardous Material connected with the Property without first notifying Landlord of its intention to do so and affording Landlord ample opportunity to appear, intervene or appropriately assert and protect Landlord's interests.

                           18.1.4. REMOVAL. On Termination, Tenant shall remove
from the Property all Hazardous Materials in, on, about or under the Property Handled by Tenant and its Agents and all receptacles and containers therefor, and shall cause such Hazardous Materials, receptacles and containers to be Handled, transported and disposed of pursuant to all applicable Environmental, Health and Safety Requirements. Hazardous Materials, receptacles and containers shall be removed by duly licensed haulers, transported to and disposed of at duly licensed facilities for the disposal of such Hazardous Materials, receptacles or containers. Tenant shall deliver to Landlord copies of all documentation relating to Handling of Hazardous Materials, receptacles or containers therefor, reflecting legal and proper Handling. Tenant shall, at its sole expense, repair all damage to the Property resulting from its removal of Hazardous Materials, receptacles and containers. Tenant shall continue to pay rent until completion of such removal and repairs.

                           18.1.5. TENANT'S WRITTEN CONFIRMATION. Tenant shall
execute such documents as Landlord may request as Tenant's knowledge of the presence of Hazardous Materials in, on, about or under the Property. On each anniversary of the Commencement Date, Tenant shall, upon request, give Landlord a letter stating the during the preceding year Tenant complied with this Section 18 or, if Tenant has not so complied, stating the details of noncompliance.

                           18.1.6. TENANT'S DUTY TO NOTIFY LANDLORD. Tenant
shall notify

Landlord in writing immediately upon receiving written notice of: (1) enforcement, cleanup, remediation or other action threatened, instituted or completed by any governmental or regulatory agency or private person with respect to the Property or any adjoining property relating to Hazardous Materials; (2) any claim threatened or made by any person against Tenant, Landlord, the Property or any adjoining landowner, tenant or property for personal injury, compensation or any other matter relating to Hazardous Materials; and (3) any reports made by or to any governmental or regulatory agency with respect to the Property or any adjoining property relating to Hazardous Materials, including without limitation, any complaints, notices or asserted violations in connection therewith. Tenant shall supply to Landlord as promptly as possible, and in any event within 5 Days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings, asserted violations or other documents relating in any way to the foregoing.

                  18.2. LANDLORD'S RIGHTS. Landlord and its Agents shall have the right to communicate, verbally or in writing, with any regulatory agency or any environmental consultant on any matter respecting the Property relating to Hazardous Materials. Landlord shall be entitled to copies of all notices, reports or other documents issued by or to any such regulatory agency or consultant respecting the Property relating to Hazardous Materials.

                  18.3. TENANT'S DUTY TO INDEMNIFY. If the Handling by Tenant and its Agents of Hazardous Materials results in contamination of the Property, or if any lender or governmental agency requires an investigation to determine whether there is contamination of the Property or any adjoining property as a result of the Handling of Hazardous Materials by Tenant and its Agents, and it is determined that such handling resulted in contamination of the property, then Tenant shall indemnify, defend and hold Landlord and its Agents and all of Landlord's partners or other affiliates, together with all their directors, officers, shareholders, employees, agents, contractors and attorneys, harmless from and defend them against any and all claims, damages, penalties, fines, costs, liabilities and losses (including, without limitation, sums paid in settlement of claims, attorneys' fees, consultants' fees and experts' fees) which arise during or after the Term as a result of such contamination. This indemnification includes, without limitation, costs incurred in connection with removal or restoration work required by any regulatory agency and/or private persons because of the presence of Hazardous Materials in the soil or groundwater in, on, about or under the Property or any adjoining property as a result of the handling of Hazardous Materials, resulting in contamination of the property, by Tenant and its Agents and legal fees and expenses incurred by Landlord relating to such claims, demands, investigations and responses.

                  18.4. RIGHT OF ENTRY. If contamination of the Property by Hazardous Materials occurs or if any lender or regulatory agency requires an investigation to determine if there is contamination of the Property or any adjoining property, then Landlord and its Agents shall have the right, at any reasonable time and from time to time, to enter the Premises to perform monitoring, testing or other analyses, and to review applicable documents, notices, or other materials. If such contamination resulted from the handling of Hazardous Materials by Tenant and its Agents, Tenant shall pay, on delivery of Landlord's invoice, all costs and expenses reasonably incurred by Landlord in connection with such investigation, monitoring, and testing.

                  18.5. DEFINITIONS. The following terms shall have the following meanings:

                           18.5.1. "HAZARDOUS MATERIAL": shall mean, without
limitation, (1) petroleum or petroleum products; (2) hydrocarbon substances of any kind; (3) asbestos in any form; (4) formaldehyde; (5) radioactive substances; (6) industrial solvents; (7) flammables; (8) explosives; (9) leakage from underground storage tanks; (10) substances defined as "hazardous substances," "hazardous materials," or "toxic substances" in (A) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 or as otherwise amended, 42 U.S.C. Sections 9601, et seq., (B) the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801 et seq. and any amendments thereto, or (C) the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901, et seq. and any amendments thereto; (11) those substances defined as "hazardous wastes," "extremely hazardous wastes" or "restricted hazardous wastes" in Sections 25115, 25117, and 25122.7 or listed pursuant to Section 25140 of the California Health & Safety Code and any amendments thereto; (12) those substances defined as "hazardous substances" in Section 25316 of the California Health & Safety Code and any amendments thereto; (13) those substances defined as "hazardous materials," "hazardous wastes" or "hazardous substances" in Sections 25501 and 25501.1 of the California

Health & Safety Code and any amendments thereto; (14) those substances defined as "hazardous substances" under Section 25281 of the California Health & Safety Code and any amendments thereto; (15) those substances causing "pollution" or "contamination" or constituting "hazardous substances" within the meaning of (A) the Clean Water Act, 33 U.S.C. Section 1251 et seq. and any amendments thereto,
(B) the Porter-Cologne Water Quality Control Act, Section 13050 of the California Water Code and any amendments thereto, and (C) the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; (16) such chemicals as are identified on the list published from time to time as provided in Chapter 6.6 of the California Health and Safety Code, as amended, as causing cancer or reproductive toxicity; (17) polychlorinated biphenyls (PCBs) set forth in the Federal Toxic Substance Control Act, as amended, 15 U.S.C. Section 2601 et seq.; (18) "toxic air contaminant" as defined in California health and Safety Code Section 39655; and (19) the wastes, substances, materials, contaminants and pollutants identified pursuant to or set forth in the regulations adopted or judicial or administrative, decisions or decrees promulgated pursuant to any of the foregoing laws. The foregoing list of definitions and statutes is illustrative, not exhaustive; such list shall be deemed to include all definitions, rules, regulations and laws applicable to the subject matter of this paragraph as they may be amended or changed from time to time.

                           18.5.2. "ENVIRONMENTAL HEALTH AND SAFETY
REQUIREMENTS" means any law, statute, ordinance, rule, regulation, order, judgment or decree promulgated by any governmental agency, court, judicial or quasi-judicial body or legislative or quasi-legislative body which relates to matters of the environment, health, industrial hygiene or safety.

                  18.6. ALLOCATION OF RESPONSIBILITIES. ALL LIABILITY ARISING FROM THE TRANSPORTATION OR HANDLING OF HAZARDOUS MATERIALS IN, ON, UNDER, AND/OR ABOUT THE PROPERTY OR ADJOINING PROPERTY BY TENANT AND ITS AGENTS SHALL, AT ALL TIMES, REMAIN TENANT'S SOLE RESPONSIBILITY, EVEN IF THE HAZARDOUS MATERIALS ORIGINATE FROM THE PROPERTY. NO ACT BY LANDLORD OR ITS AGENTS SHALL CONSTITUTE LANDLORD'S ASSUMPTION OF ANY OBLIGATIONS, DUTIES, LIABILITIES OR RESPONSIBILITIES PERTAINING TO TENANT'S COMPLIANCE WITH ANY ENVIRONMENTAL, HEALTH OR SAFETY REQUIREMENTS. NOTWITHSTANDING TERMINATION OF THIS LEASE, TENANT SHALL RETAIN ALL LIABILITY AND RESPONSIBILITY FOR COMPLIANCE WITH REGULATIONS AND ENVIRONMENTAL, HEALTH OR SAFETY REQUIREMENTS CONCERNING TENANT AND ITS AGENTS' HANDLING OF HAZARDOUS MATERIALS. TENANT SHALL INDEMNIFY AND HOLD LANDLORD AND ITS AGENTS HARMLESS FROM ALL COSTS AND EXPENSES ASSOCIATED WITH SUCH COMPLIANCE.

                  18.7. INSPECTIONS. Tenant will cooperate with the completion of inspections of the Property as required by applicable law and regulation. Tenant shall provide to Landlord a copy of the reports for each such inspection within 15 days of Tenant's receipt of such reports.

                  18.8. COOPERATION. Tenant will not interfere with Landlord's acts pursuant to the above-referenced Regulations. Tenant will comply with reasonable procedures promulgated by Landlord pursuant to such laws and regulations. Landlord shall have no duty to establish any procedures or to supervise in any way Tenant's activities on the Property.

                  18.9. SURVIVAL. The covenants, agreements and indemnities set forth in this Section 18 shall survive Termination and shall not be affected by any investigation, or information obtained as a result of any investigation, by or on behalf of Landlord or any prospective Tenant.

                  18.10. STORAGE TANKS. Tenant shall not install any storage tanks on the Property without Landlord's prior written consent.

                  18.11. LANDLORD'S OBLIGATIONS. Landlord's obligations are:

                           18.1 1.1. COMPLIANCE WITH REGULATIONS. If Landlord
and its Agents Handle Hazardous Material in, on, about or under the Property, such material shall be Handled in compliance with all Environmental, Health and Safety Requirements.

                           18.11.2. RESTORATION. If, as a result of Landlord's
bringing Hazardous Material upon the Property, or otherwise any contamination of the Property or the surrounding environment occurs, Landlord shall promptly take all necessary actions to return the Property and/or the surrounding environment to the condition existing prior to such contamination.

                           18.11.3. DUTY TO NOTIFY TENANT. Landlord shall notify
Tenant in writing upon learning of: (1) enforcement, cleanup, remediation or other action threatened,

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instituted or completed by any regulatory agency or private person with respect to the Property relating to Hazardous Materials; (2) any claim threatened or made against Landlord respecting the Tenant or the Property for personal injury, compensation or any other matter relating to Hazardous Materials; and (3) reports made by or to any regulatory agency respecting the Property, complaints, notices or asserted violations in connection therewith. Landlord shall supply to Tenant copies of claims, notices, warnings, or other documents relating to the foregoing.

                           18.11.4. INDEMNITY OF TENANT. TO THE BEST KNOWLEDGE
OF LANDLORD, (i) NO HAZARDOUS MATERIAL IS PRESENT ON THE PROPERTY OR THE SOIL, SURFACE WATER OR GROUNDWATER THEREOF, (ii) NO UNDERGROUND STORAGE TANKS ARE PRESENT ON THE PROPERTY, AND (iii) NO ACTION, PROCEEDING OR CLAIM IS PENDING OR THREATENED REGARDING THE PROPERTY CONCERNING ANY HAZARDOUS MATERIAL OR PURSUANT TO ANY ENVIRONMENTAL LAW. Under no circumstances shall Tenant be liable for, and Landlord shall indemnify, defend and hold harmless Tenant and its Agents from and against, all losses, costs, claims, liabilities and damages (including attorneys' and consultants' fees) of every type and nature, directly or indirectly arising out of or in connection with any Hazardous Materials present at any time on or about the Property, or the soil, air, improvements, groundwater or surface water thereof, or the violation of any laws, orders or regulations, relating to any such Hazardous Material, except to the extent that any of the foregoing actually results from the release or emission of Hazardous Material on or about the Premises during the term of the Lease by Tenant or its Agents in violation of applicable environmental laws.

         19.      MISCELLANEOUS PROVISIONS.

                  19.1. WAIVER. No waiver of any breach of this Lease shall be construed as a waiver of any other breach. Landlord's acceptance of rent after Tenant's breach shall not be a waiver of any preceding breach of this Lease by Tenant, even if known by Landlord at the time.

                  19.2. NOTICES. Notices, requests, demands and other communications shall be in writing personally delivered or sent by certified mail, return receipt requested, postage prepaid, properly addressed to the other party at the address set forth by its signature below, or at such other address as may be designated in writing by one party to the other. Notice shall be effective on personal delivery or on the date indicated on the post office's certified mail receipt of delivery.

                  19.3. CONSTRUCTION. This Lease shall be construed pursuant to California law. The invalidity of any provision of this Lease shall not affect the remainder. All terms of this Lease shall be construed to mean either the singular or the plural, masculine, feminine or neuter, as the situation may demand. Headings are descriptive only and not determinative of meaning. Time is of the essence in performance of all obligations. This Lease constitutes the entire agreement between the parties respecting the subject matters it addresses. This Lease supersedes all prior oral and written agreements respecting the hiring of the Premises. Provisions of this Lease may be waived, amended or repealed only by all parties' written consent. This Lease binds and inures to the benefit of the parties' heirs, personal representatives, successors and assigns.

                  19.4. MEMORANDUM. If Landlord requests a memorandum of Lease, the parties shall execute, acknowledge and record a document identifying: the parties, Premises, Term and Commencement Date. No other memorandum of this Lease shall be recorded.

                  19.5. AUTHORITY. Each individual executing this Lease for a corporation warrants that he is duly authorized to execute and deliver the Lease for the corporation and that the Lease binds the corporation in accordance with its terms. Each individual executing this Lease on behalf of a partnership warrants that he is duly authorized to execute and deliver this Lease for the partnership and that this Lease binds the partnership in accordance with its terms.

                  19.6. LITIGATION. All actions and arbitrations arising out of or in connection with this Lease shall be venued in Alameda County, California. If an action or arbitration proceeding is commenced by reason of the breach of this Lease or arising out of this Lease, the prevailing party shall recover costs of suit and attorneys' fees, whether or not the matter proceeds to judgment.

                  19.7. SUBORDINATION OF LEASEHOLD. Tenant agrees that this Lease is and shall be, at all times, subject and subordinate to the lien of any mortgage or other encumbrances which Landlord may create against the premises, including all renewals, replacements and extensions thereof. Tenant agrees to execute any and all instruments

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in writing which may be required by Landlord to subordinate Tenant's rights to the lien of such mortgage. Tenant's obligation to subordinate its leasehold to a lender shall, at all times, be conditioned upon the lender giving to Tenant a nondisturbance agreement providing that the lender will not terminate Tenant's occupancy in the event of a foreclosure as long as Tenant is not in default under the provisions of this Lease. If required by Tenant, Landlord will make best efforts to obtain from any lender or ground lessors of the Property a written agreement in form reasonably satisfactory to Tenant providing for recognition of Tenant's interest under the Lease in the event of a foreclosure of the lender's security interest or termination of the ground lease.

                  19.8. ESTOPPEL. Within 15 Days of Landlord's request, Tenant shall complete, execute and deliver to Landlord a certification: (a) that this Lease is unmodified and in full force and effect (or if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect); (b) of the date to which the rent and other charges are paid; (c) that Tenant knows of no uncured defaults on the part of Landlord hereunder, or specifying such defaults, if any are claimed; and (d) of the date of commencement and expiration of the Term. Tenant's failure to timely deliver the document constitutes a certification that Landlord is not in default under the Lease and the terms of the Lease are in force without modification. Prospective purchasers, lenders or lender's assignees may rely upon such certification.

                  19.9. ATTORNMENT. In the event of a sale of the Property or the completion of foreclosure against the Property, Tenant shall attorn to the Landlord's successor in interest.

                  19.10. LENDER'S REQUESTS. Tenant shall consent to Lease amendments requested by any lender against the Property, provided that such amendments do not materially affect Tenant's obligations. Tenant shall timely supply financial information requested by such lender.

                  19.11. REASONABLE EXPENDITURES. Any expenditure by a party permitted or required under the Lease, for which such party is entitled to demand and does demand reimbursement from the other party, shall be limited to the fair market value of the goods and services involved, shall be reasonably incurred, and shall be substantiated by documentary evidence available for inspection and review by the other party or its representative during normal business hours.

                  19.12. TENANT IMPROVEMENTS. Landlord shall be responsible, at its sole cost, for delivering the Premises to Tenant in the "Warm Shell" condition. Tenant Improvement work will commence in the Premises in a "Warm Shell" condition. Warm Shell is defined as follows:

         1. Toilet Room. The men's and women's toilets shall be complete with ceramic tile or higher quality materials on floors and wet walls at least up to the height of the wainscot, countertops, walls and floors, lavatory mirrors, lighting, ceilings, toilet partitions, toilet accessories, high quality plumbing fixtures and all mechanical, plumbing and lighting services completed.

         2. Janitors Closet, Telephone Room, and Electrical Room. The janitor's closet shall be complete with painted walls, floor coverings and resilient base. The telephone and electrical rooms will include a telephone backboard and electrical distribution panelboards, respectively.

         3. Life safety. All required alarm and communication systems within the janitor's closet, telephone and electrical rooms, the stairwells, the toilet rooms, and the Premises shall be complete with horns, speakers, strobes, etc.

         4. HVAC. Full mechanical system in place, including packaged roof-mounted HVAC units for the heating, ventilation and air-conditioning system.

         5. SPRINKLER. The sprinkler system shall be complete, which shall include main floor shut-off valves, alarms, primary loop piping, distribution piping, and heads installed with deflectors.

         6. Public Exit Stairways. Stairways, if any, shall be complete in compliance with laws.

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         7. Access to Systems. Access shall be available to domestic cold water, drainage and vent systems at readily accessible locations.

         8. Drinking Fountain. Drinking fountains as per Landlord's Plans with "chilled" water installed in compliance with laws.

         9. Walls and Windows. Curtain wall, exterior windows and insulation, where applicable (from slab-to-slab), installed and sealed.

         10. Flooring. Concrete floor with troweled finish, smooth and level ready to receive carpeting, tile, marble or wood without additional Tenant preparation.

         11. Base and Shell Improvements. The structural walls of the Building shall be complete, including fireproofing (if required by Code) and finished slab, smooth and level concrete floors ready to receive carpeting.


TENANT AND LANDLORD WILL DESIGN SPACE PLANS AND WORKING DRAWINGS FOR THE TENANT IMPROVEMENTS TOGETHER. THE COMPLETED AND APPROVED TENANT IMPROVEMENT DRAWINGS WILL BECOME EXHIBIT B. TIME AND COST ARE OF THE ESSENCE IN THIS EFFORT. WORKING DRAWINGS MUST BE COMPLETED BY DECEMBER 6, 1996, AND APPROVED BY DECEMBER 13, 1996.

IT IS THE INTENT OF TENANT AND LANDLORD TO DESIGN THIS SPACE TO BE IN STYLE AND FINISH COMPARABLE TO THE BUILD OUT OF THE BERKELEY PROCESS CONTROL SPACE (THE APRIL 1996 LEASE FOR BUILDING A AT 1001 WEST CUTTING) SPECIFICALLY IN THE BLEND OF OPEN OFFICE TO PARTITIONED SPACE (AT APPROXIMATELY 50% OPEN OFFICE). THIS GUIDELINE SHALL BE CALLED THE "DESIGN INTENT". IN MAINTAINING THE DESIGN INTENT, IT IS THE INTENT OF TENANT AND LANDLORD TO KEEP THE COST OF THIS BUILD OUT TO $20.00/SQ.FT. EXCLUDING THE COSTS OF DELIVERING THE PREMISES IN THE WARM SHELL CONDITION AND EXCLUDING THE COST OF WORKING DRAWING PREPARATION. TENANT SHALL BE ENTITLED TO AN ADDITIONAL ALLOWANCE OF UP TO $1.50/SQ.FT., PLUS REIMBURSEMENT OF REASONABLE ASSOCIATED COSTS (E.G., REPRODUCTION, SHIPPING, ETC.) FOR WORKING DRAWING. UPON COMPLETION OF THE WORKING DRAWINGS, LANDLORD SHALL SOLICIT BIDS FOR CONSTRUCTION OF THE TENANT IMPROVEMENTS FROM AT LEAST THREE (3) DULY LICENSED AND BONDABLE GENERAL CONTRACTORS REASONABLY APPROVED BY TENANT. WHEN THE BIDS ARE RETURNED, THE CONTRACTOR SUBMITTING THE LOWEST BID ACCEPTABLE TO BOTH LANDLORD AND TENANT SHALL BECOME THE "DESIGNATED CONTRACTOR". IF THE BID OF THE DESIGNATED CONTRACTOR PLUS THE COST OF THE WORKING DRAWINGS IS GREATER THAN $600,000 BUT LESS THAN $675,000 AND THE WORKING DRAWINGS REASONABLY MEET THE DESIGN INTENT, THEN LANDLORD WILL BUILD OUT THE SPACE IN A FIRST CLASS WORKMANLIKE MANNER AND DELIVER THE PREMISES TO THE TENANT BY THE COMMENCEMENT DATE.

LANDLORD WILL RESERVE $309,740 FOR A MAXIMUM TIME PERIOD OF TWELVE MONTHS. THESE FUNDS WILL BE USED TO BUILD OUT THE SHELL CARRY SPACE IF IT IS CONVERTED PER PARAGRAPH 3.1.

ANY COSTS IN EXCESS OF THE $675,000 ALLOWANCE FOR THE BUILD OUT SPACE, OR $309,740 FOR THE CONVERSION OF THE SHELL CARRY SPACE WILL BE THE COMPLETE OBLIGATION OF THE TENANT. UPON LANDLORD'S DEMAND, TENANT WILL PAY THE LANDLORD FOR THIS COST OVERAGE.

                  19.13. SUBMISSION. Submission of this document to Tenant does not create a reservation for a lease or any rights respecting the Premises prior to Landlord's execution.

                  19.14. EARLY TERMINATION. UPON 180 DAYS WRITTEN NOTICE TO THE LANDLORD, TENANT MAY TERMINATE THIS LEASE AT THE END OF THE 30TH, 36TH, OR 42ND MONTH AFTER THE COMMENCEMENT DATE. IT IS THE EXPRESSED INTENT OF THIS EARLY CANCELLATION THAT THESE EARLY TERMINATION ARE ONE TIME EVENTS. IF THE TENANT DOES NOT DELIVER NOTICE TO THE LANDLORD IN TIME FOR ANY EARLY TERMINATION, THEN THAT TERMINATION OPTION WILL CEASE TO EXIST AND THE LEASE WILL CONTINUE IN FULL FORCE AND EFFECT UNTIL IF AND WHEN THE TENANT NOTICES THE LANDLORD FOR THE NEXT EARLY TERMINATION.

                  19.15. ARBITRATION OF DISPUTES. SAVE AND EXCEPT FOR

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UNLAWFUL DETAINER ACTIONS, ANY CONTROVERSY OR CLAIM BETWEEN THE PARTIES ARISING
OUT OF THIS LEASE SHALL BE SUBMITTED TO BINDING ARBITRATION UNDER THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION. CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 1283.05 SHALL APPLY TO THE ARBITRATION. ANY COURT OF COMPETENT JURISDICTION MAY ENTER JUDGMENT UPON THE ARBITRATION AWARD.

NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISIONS DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY. THIS PROVISION DOES NOT APPLY TO UNLAWFUL DETAINER ACTIONS.

WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION.

                  -------                               -------
                  Initial                               Initial

                  19.16. BROKERAGE. Landlord has retained the services of C.B. Commercial as the broker for this project. Any and all costs associated with this relationship are the sole responsibility of the Landlord. Tenant warrants that it has involved no brokers with respect to this transaction.

                  19.17. COOPERATION. Tenant will not interfere with Landlord's actions pursuant to any Regulation affecting the Property. Tenant will comply with all reasonable procedures promulgated by Landlord relating to the matters covered by such Regulations. Landlord has no duty to establish procedures or regulations or to supervise Tenant's activities for any purpose including, without limitation, the Handling of Hazardous Materials.

                  19.18. PARKING. TENANT SHALL HAVE THE USE OF 105 OFF-STREET PARKING PLACES. IF TENANT ELECTS TO CONVERT THE SHELL CARRY SPACE, THEN TENANT SHALL HAVE THE USE OF AN ADDITIONAL 54 SPACES FOR A TOTAL OF 159 OFF-STREET PARKING PLACES.

                  LANDLORD:                                   TENANT:


By          Richard K. Robbins                         By /s/ Edwin Catmull
   ----------------------------------           -------------------------------
           Authorized Signature                        Authorized Signature

                                                     Edwin Catmull
                                                -------------------------------
                                                     Please print name

        Address for Notices:                        Address for Notices:
        1120 Nye Street, Suite 400                  1001 West Cutting Boulevard
        San Rafael, CA 94901                        Richmond, CA 94801

        Date   10/2/96                              Date   10/1/96
               --------------------                        ---------------


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